                              POWER OF ATTORNEY

I, Timothy A. Holt, Director and Chief Financial Officer of Aetna Life Insurance and Annuity Company, do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, and Julie E. Rockmore and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission by Aetna Life Insurance and Annuity Company under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, including but not limited to pre-effective amendments and post-effective amendments to such filings:

Registration Statements filed under the Securities Act of 1933, as amended:

2-52448                   33-75960                   33-75996

2-52449                   33-75962                   33-75998

33-02339                  33-75964                   33-76000

33-34370                  33-75966                   33-76002

33-34583                  33-75968                   33-76004

33-42555                  33-75970                   33-76018

33-60477                  33-75972                   33-76024

33-61897                  33-75974                   33-76026

33-62473                  33-75976                   33-79118

33-62481                  33-75978                   33-79122

33-63611                  33-75980                   33-81216

33-63657                  33-75982                   33-87642

33-64277                  33-75984                   33-87932

33-64331                  33-75986                   33-88720

33-75248                  33-75988                   33-88722

33-75954                  33-75990                   33-88724

33-75956                  33-75992                   33-89858

33-75958                  33-75994                   33-91846

Registration Statements filed under the Investment Company Act of 1940:

811-2512            811-2513              811-4536                811-5906

hereby ratifying and confirming on this 26th day of February, 1996 my signature as it may be signed by my said attorneys to any such registration statements, applications and any and all amendments thereto:


/s/ Timothy A. Holt
______________________________________________
Timothy A. Holt
Director and Chief Financial Officer